 AIA Document A111™-1997

Standard Form of Agreement Between Owner and Contractor
where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price

AGREEMENT made as of the 21st day of July in the year 2005
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)

CC Tollgate L.L.C.
1263 A Lake Plaza Drive
Colorado Springs, Co. 80906

and the Contractor:
(Name, address and other information)

CFC Construction
1819 Denver West Drive
Suite 100
Golden, Co. 80401

The Project is:
(Name and location)

Tollgate Casino Parking Structure II
102 Main Street
Central City, Co

The Architect is:
(Name, address and other information)

Ivins Design Group
1480 Humboldt Street
Denver, Co. 80218

The Owner and Contractor agree as follows.
The Contractor is authorized to make monetary commitments in an amount not to exceed $5,000,000. The following items are to be included in these commitments
1. Excavation
2. Shoring
3. Precast Fabrication and Shop Drawings
4. Caissons
5. Foundation Work
6. Elevator Shop Drawings

ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

This document is not intended for use in competitive bidding.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by the Associated General Contractors of America.

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AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961,1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 11:27:13 on 07/21/2005 under Order No.1000172667_1 which expires on 4/5/2006, and is not for resale.
User Notes:	(49266086)

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7.	General Conditions
8.	Liability Insurance
9.	Contractors Fee
10.	Survey
11.	Other miscellaneous Items as required

The remainder of the contract amount will be released by the Owner to the Contractor by a notice to proceed after the closing of the construction term loan.

It is expected that the Owner will close interim loans prior to the start of construction and that an amount of $2,382,290 from these loans will be earmarked to fund construction up to September 30, 2005.

It is agreed by the Owner and Contractor that should the loan for the construction term with Wells Fargo Bank not close by September 30, 2005 that construction will cease and that the Owners monetary exposure will not exceed $3,682,290.

ARTICLE 1 THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2 THE WORK OF THIS CONTRACT
The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 RELATIONSHIP OF THE PARTIES
The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor's skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner's interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 4.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

The date of commencement shall be established by the completion of all of the following
1.	Receipt of all required building permits
2.	Receipt of contract signed by all parties
3.	Proof of financing by the Owner
4.	Written notice to proceed from Owner to Contractor (Exhibit H)

If, prior to commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:
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N/A

§ 4.2 The Contract Time shall be measured from the date of commencement.

§ 4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than 280 Calendar days from the date of commencement, or as follows:
(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)

N/A

Portion of Work N/A	Substantial Completion date

, subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time, or for bonus payments for early completion of the Work.)

Liquidated Damages will be accessed at the rate of $500.00 per calendar day for each day the project remains uncompleted after the scheduled completion date as adjusted for delays not the fault of the Contractor.

ARTICLE 5 BASIS FOR PAYMENT
§ 5.1 CONTRACT SUM
§ 5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor's Fee.

§ 5.1.2 The Contractor's Fee is:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and describe the method of adjustment of the Contractor's Fee for changes in the Work.)

Contractors fee shall be $352,748
Contractors fee will be adjusted by 4% on all additive change orders.
Fee at the rate of 4% will be returned to the Owner on any unused contingency amount along with the unused contingency. See Exhibit "E"

§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed ($9,101,620.00, nine million onehundredone thousand sixhundredtwenty dollars, subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

If at the conclusion of the project the final cost of the project is less than the amount shown in 5.2.1 (less Contractor's fee) and as adjusted by approved change orders the Contractor and Owner shall share the savings on the project with 50% to the Owner and 50% to the Contractor. See Exhibit "E" for handling of allowances.

§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

N/A

§ 5.2.3 Unit prices, if any, are as follows:

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Description	Units	Price ($ 0.00)
N/A

§ 5.2.4 Allowances, if any, are as follows
(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

Allowance	Amount ($ 0.00)	Included items
See Exhibit "D"

§ 5.2.5 Assumptions, if any, on which the Guaranteed Maximum Price is based are as follows:

See Exhibit "F"

§ 5.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

ARTICLE 6 CHANGES IN THE WORK
§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201-1997.

§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Section 7.3.3.3 of AIA Document A201-1997 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Section 7.3.6 of AIA Document A201-1997 shall have the meanings assigned to them in AIA Document A201-1997 and shall not be modified by Articles 5,7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201-1997 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Section 5.1.2 of this Agreement.

§ 6.4 If no specific provision is made in Section 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Section 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 7 COSTS TO BE REIMBURSED
§7.1 COST OF THE WORK
The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

§7.2 LABOR COSTS
§ 7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's approval, at off-site workshops.

§ 7.2.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's approval.
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

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§ 7.2.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ 7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 7.2.1 through 7.2.3.

§ 7.3 SUBCONTRACT COSTS
§ 7.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner's property at the completion of the Work or, at the Owner's option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
§ 7.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the. Contractor. Cost for items previously used by the Contractor shall mean fair market value.

§ 7.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval. See Exhibit "L"

§ 7.5.3 Costs of removal of debris from the site.

§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

§ 7.5.5 That portion of the reasonable expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

§ 7.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

§ 7.6 MISCELLANEOUS COSTS
§ 7.6.1 That portion of insurance and bond premiums that can be directly attributed to this Contract:

§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work.

§ 7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201-1997 or other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

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§ 7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the. cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor's Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17.1 of AIA Document A201 -1997 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§ 7.6.6 Data processing costs related to the Work.

§ 7.6.7 Deposits lost for causes other than the Contractor's negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

§ 7.6.8 Legal, mediation and arbitration costs, including attorneys' fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor in the performance of the Work and with the Owner's prior written approval.

§ 7.6.9 Expenses incurred in accordance with the Contractor's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.

§ 7.7 OTHER COSTS AND EMERGENCIES
§ 7.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

§ 7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.6 of AIA Document A201-1997.

§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recoverable by the Contractor from insurance, sureties, Subcontractors or suppliers. Included in GMP.

ARTICLE 8 COSTS NOT TO BE REIMBURSED
§ 8.1 The Cost of the Work shall not include:

§ 8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Sections 7.2.2 and 7.2.3 or as may be provided in Article 14.

§ 8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

§ 8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

§ 8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

§ 8.1.5 Rental costs of machinery and equipment, except as specifically provided in Section 7.5.2.

§ 8.1.6 Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

§ 8.1.7 Any cost not specifically and expressly described in Article 7.

§ 8.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

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ARTICLE 9 DISCOUNTS, REBATES AND REFUNDS
§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS
§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

§ 10.2 If a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

ARTICLE 11 ACCOUNTING RECORDS
The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12 PAYMENTS
§ 12.1 PROGRESS PAYMENTS
§ 12.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

§ 12.1.3 Provided that an Application for Payment is received by the Architect not later than the 1st day of a month, the Owner shall make payment to the Contractor not later than the 15th day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than fifteen (15) days after the Architect receives the Application for Payment..

§ 12.1.4 With each Application for Payment, the Contractor shall submit any evidence reasonably required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost

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of the Work equal or exceed progress payments already received by the Contractor. The monthly draws will be calculated on a percentage of completion basis with final costs subject to audit at the Owners option.

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1 take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.8 of AIA Document A201-1997;

.2 add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3 add the Contractor's Fee, less retainage of ten percent ( 10% ).The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Section 5.1.2 or, if the Contractor's Fee is stated as a fixed sum in that Subparagraph, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion; See Exhibit "E" for additional retainage information.

.4 subtract the aggregate of previous payments made by the Owner;

.5 subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 1.2.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation; and

.6 subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-1997.

§ 12.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retainage of not less than ten percent ( 10% ). The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.

§ 12.1.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

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§ 12.2 FINAL PAYMENT
§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1
the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

.2	a final Certificate for Payment has been issued by the Architect.

§ 12.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

§ 12.2.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Section 12.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Section 9.5.1 of the AIA Document A201-1997. The time periods stated in this Section 12.2.3 supersede those stated in Section 9.4.1 of the AIA Document A201-1997.

§ 12.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

§ 12.2.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13 TERMINATION OR SUSPENSION
§ 13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in Article 14 of AIA Document A201-1997. However, the amount to be paid to the Contractor under Section 14.1.3 of AIA Document A201-1997 shall not exceed the amount the Contractor would be entitled to receive under Section 13.2 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

§ 13.2 The Contract may be terminated by the Owner for cause as provided in Article 14 of AIA Document A201-1997. The amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201-1997 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:

§ 13.2.1 Take the Cost of the Work incurred by the Contractor to the date of termination;

§ 13.2.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.2 or, if the Contractor's Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and

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§ 13.2.3 Subtract the aggregate of previous payments made by the Owner.

§ 13.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 13.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 13, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

§ 13.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA Document A201-1997 except that the term "profit" shall be understood to mean the Contractor's Fee as described in Sections 5.1.2 and Section 6.4 of this Agreement.

ARTICLE 14 MISCELLANEOUS PROVISIONS
§ 14.1 Where reference is made in this Agreement to a provision AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

14%	per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

§ 14.3 The Owner's representative is:
(Name, address and other information.)

Richard S. Rabin
1263 A Lake Plaza Drive
Colorado Springs, Co. 80906

§ 14.4 The Contractor's representative is:
(Name, address and other information.)

E.J. Olbright	Mike Sesko	Gordon Streich
President/CEO	Director of Operations	CFO
1819 Denver West Drive	Same	Same
Suite 100
Golden, Co. 80401

§ 14.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

§ 14.6 Other provisions:

_____________________________________________________________________________________________

/s/ RSR
/s/ EJO

See Exhibit "E"

ARTICLE 15 ENUMERATION OF CONTRACT DOCUMENTS
§ 15.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows: See Exhibit A

§ 15.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document Al 11-1997.

§ 15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

§ 15.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated , and are as follows:

Document	Title	Pages
See Exhibit A

§ 15.1.4 The Specifications are those contained in the Project Manual dated as in Section 15.1.3, and are as follows: (Either list the Specifications here or refer to an exhibit attached to this Agreement.)
Title of Specifications exhibit: "A"

§ 15.1.5 The Drawings are as follows, and are dated unless a different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)
Title of Drawings exhibit: "A""

§ 15.1.6 The Addenda, if any, are as follows:

Number	Date	Pages
N/A

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 15.

§ 15.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents, such as a list of alternates that are intended to form pan of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

All Exhibits listed in Attachment A are incorporated into this contract

ARTICLE 16 INSURANCE AND BONDS
(List required limits of liability for insurance and bonds. AIA Document A201-1997 gives other specific requirements for insurance and bonds.)

Type of insurance	Limit of liability ($0.00)
See Exhibit "I"
___________________________________________________________________________________________

/s/ RSR
/s/ EJO

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner

CC Tollgates LLC
/s/ Richard S. Rabin	/s/ E.J Olbright CEO
OWNER (Signature)	CONTRACTOR (Signature)

Richard S. Rabin	E.J Olbright
(Printed name and title)	(Printed name and title)
a Member

____________________________________________________________________________________________

/s/ RSR
/s/ EJO

                                                                                                        -12-

ATTACHMENT 1
EXHIBITS

*	Exhibit "A"	Enumeration of Contract Documents

*	Exhibit "B"	Application and Certificate for Payment

*	Exhibit "C"	Soft Cost Responsibility Check List

*	Exhibit "D"	Allowance Items

*	Exhibit "E"	Additional Provisions

*	Exhibit "F"	Inclusions/Exclusions/Clarifications

*	Exhibit "G"	Schedule

*	Exhibit "H"	Notice to Proceed	(Form of Document)

*	Exhibit "1"	Minimum Insurance Requirements

*	Exhibit "J"	Warranty Letter	(Form of Document)

*	Exhibit "K"	Partial Waiver and Release of Lien

*	Exhibit "L"	Standard Rate Schedule

*	Exhibit "M"	Residential Rider	Not Used

*	Exhibit "N"	Risk and Indemnification Rider	Not Used

/s/ RSR
/s/ EJO

Exhibit A
Tollgate Parking Garage Phase II
Document Enumeration Log - 06/06/05
Drawing No.	Description	Revision No.	Latest Revision	Issued For:
PROJECT MANUAL/SPECIFICATIONS
	Project Manual		05/09/05	Construction Documents

Cover	Cover Sheet		05/09/05	Construction
A0.2	Sheet Index & Abbreviations		05/09/05	Construction
A1.1	Site Plan		05/09/05	Construction

CIVIL
C1.0	Cover Sheet	2	05/09/05	Construction
C1.1	Horizontal control Plan	2	05/09/05	Construction
C2.1	Grading & Erosion Control Plan	2	05/09/05	Construction
C3.1	Utility Plan	2	05/09/05	Construction
C3.2	Storm Sewer Plan & Profile	2	05/09/05	Construction
C3.3	Storm Sewer Plan & Profile	2	05/09/05	Construction
C4.1	Details	2	05/09/05	Construction
C5.0	Utility & Drainage Improvements	2	05/09/05	Construction
C6.0	Spring Street Plan & Profile	2	05/09/05	Construction

ARCHITECTURAL
Al.l	Site Plan		05/09/05	Construction
A2.1	First Floor Plan		05/09/05	Construction
A2.2	Second Floor Plan		05/09/05	Construction
A2.3	Third Floor Plan		05/09/05	Construction
A2.4	Fourth Floor Plan		05/09/05	Construction
A2.5	Fifth Floor Plan		05/09/05	Construction
A2.6	Sixth Floor Plan		05/09/05	Construction
A2.7	Roof Plan		05/09/05	Construction
A2.8	Enlarged Plans & Details		05/09/05	Construction
A2.9	Enlarged Plans & Details		05/09/05	Construction
A2.10	Enlarged Plans & Details		05/09/05	Construction
A2.11	Enlarged Plans & Details		05/09/05	Construction
A2.12	Bridge Plans & Details		05/09/05	Construction
A4.1	Elevations		05/09/05	Construction
A4.2	Elevations		05/09/05	Construction
A4.3	Exterior Materials Schedules		05/09/05	Construction
A4.4	Elevations - Brick Ledges		05/09/05	Construction
A4.5	Elevations - Brick Ledges		05/09/05	Construction
A4.6	Enlarge Elevations		05/09/05	Construction
A4.7	Enlarge Elevations		05/09/05	Construction
A4.8	Enlarge Elevations		05/09/05	Construction
A4.9	Enlarge Elevations		05/09/05	Construction
A4.10	Enlarge Elevations		05/09/05	Construction
A4.11	Enlarge Elevations		05/09/05	Construction
A4.12	Enlarge Elevations		05/09/05	Construction
A4.13	Enlarge Elevations		05/09/05	Construction
A5.1	Building Sections		05/09/05	Construction
A5.2	Building Sections		05/09/05	Construction
A6.1	Wall Sections		05/09/05	Construction
A6.2	Wall Sections		05/09/05	Construction
A6.3	Wall Sections		05/09/05	Construction
A6.4	Wall Sections		05/09/05	Construction
A6.5	Wall Sections		05/09/05	Construction
A7.1	Building Details		03/17/05	GMP Pricing
A8.1	Door Schedule & Details		05/09/05	Construction
A8.2	Door Schedule & Details		05/09/05	Construction
A9.1	Window Frames & Details		05/09/05	Construction

Owner /s/ RSR

Contractor /s/ EJO

Exhibit A
Tollgate Parking Garage Phase II
Document Enumeration Log - 06/06/05
Drawing No.	Description	Revision No.	Latest Revision	Issued For:

STRUCTURAL
S1.1	General Notes & DWG Index		05/09/05	Construction
S1.2	Standard Abbreviations & Schedules		05/09/05	Construction
S2.1	First Floor Foundation Plan		05/09/05	Construction
S2.2	Second Floor Framing Plan		05/09/05	Construction
S2.3	Third Floor Framing Plan		05/09/05	Construction
S2.4	Fourth Floor Framing Plan		05/09/05	Construction
S2.5	Fifth Floor Framing Plan		05/09/05	Construction
S2.6	Sixth Floor Framing Plan		05/09/05	Construction
S2.7	Canopy Roof Framing Plan		05/09/05	Construction
S2.8	Bridge Floor and Roof Framing Plans & Details		05/09/05	Construction
S3.1	Details		05/09/05	Construction
S3.2	Details		05/09/05	Construction
S3.3	Details		05/09/05	Construction
S3.4	Details		05/09/05	Construction
S3.5	Details		05/09/05	Construction
S4.1	South Elevation		05/09/05	Construction
S4.2	North Elevation		05/09/05	Construction
S4.3	East Elevation		05/09/05	Construction
S4.4	West Elevation		05/09/05	Construction
S4.5	Center Wall Elevation		05/09/05	Construction

MECHANICAL/PLUMBING
MP1.1	HVAC & Plumbing Legends		05/09/05	Construction
M2.1	First Floor HVAC Plan		05/09/05	Construction
M2.2	Second Floor HVAC Plan		05/09/05	Construction
M2.3	Third Floor HVAC Plan		05/09/05	Construction
M2.4	Fourth Floor HVAC Plan		05/09/05	Construction
M2.5	Fifth Floor HVAC Plan		05/09/05	Construction
M2.6	Sixth Floor HVAC Plan		05/09/05	Construction
M4.1	HVAC Section & Equipment Schedules		05/09/05	Construction
P2.1	First Floor Plumbing & Fire Protection Plan		05/09/05	Construction
P2.2	Second Floor Plumbing & Fire Protection Plan		05/09/05	Construction
P2.3	Third Floor Plumbing & Fire Protection Plan		05/09/05	Construction
P2.4	Fourth Floor Plumbing & Fire Protection Plan		05/09/05	Construction
P2.5	Fifth Floor Plumbing & Fire Protection Plan		05/09/05	Construction
P2.6	Sixth Floor Plumbing & Fire Protection Plan		05/09/05	Construction
P4.1	Plumbing Details & Schedules		05/09/05	Construction

ELECTRICAL
E2.1	First Floor Electrical Plan		05/09/05	Construction
E2.2	Second Floor Electrical Plan		05/09/05	Construction
E2.3	Third Floor Electrical Plan		05/09/05	Construction
E2.4	Fourth Floor Electrical Plan		05/09/05	Construction
E2.5	Fifth Floor Electrical Plan		05/09/05	Construction
E2.6	Sixth Floor Electrical Plan		05/09/05	Construction
E2.7	Electrical Roof Plan		05/09/05	Construction
E3.0	Electrical One Line Diagram		05/09/05	Construction

Owner /s/ RSR

Contractor /s/ EJO

APPLICATION AND CERTIFICATE FOR PAYMENT

TO OWNER:	PROJECT:	Tollgate Parking Structure Phase II	APPLICATION NO:	Distribution to:
			PERIOD TO:	X	OWNER
			PROJECT NOS:	X	ARCHITECT
				X	CONTRACTOR
			CONTRACT DATE:	X	ACCOUNTING
				X	JOB FILE

FROM CONTRACTOR:
CFC Construction Inc.
1819 Denver West Drive, Suite 100
Golden, CO 80401

CONTRACTOR'S APPLICATION FOR PAYMENT
Application is made for payment, as shown below, in connection with the Contract.
Contract Continuation Sheet (Schedule of Values) is attached.

1.	ORIGINAL CONTRACT SUM

2.	Net change by Change Orders

3.	CONTRACT SUM TO DATE (Line 1 +,- 2)		$0.00

4.	TOTAL COMPLETED & STORED TO DATE		$0.00
	(Column G on G703)

5.	RETAINAGE:
	a. ___________ 0 % of Completed Work	$0.00
	(Columns D + E, Page 3)
	b. ___________ 0 % of Stored Material	$0.00
	(Column F on Page 2)
	Total Retainage ( Line 5a + 5b or
	Total in Column I, Page 3)		$0.00

6.	TOTAL EARNED LESS RETAINAGE		$0.00
	(Line 4 Less Line 5 Total)

7.	LESS PREVIOUS CERTIFICATES FOR PAYMENT
	(Line 6 from prior Certificate)	..	$0.00

8.	CURRENT PAYMENT DUE		$0.00

9.	BALANCE TO FINISH, INCLUDING RETAINAGE
	(Line 3 less Line 6)	$0.00

CHANGE ORDER SUMMARY	ADDITIONS	DEDUCTIONS
Total changes approved in previous months by Owner
Total approved this Month
CO # Total	$0.00	$0.00
NET CHANGES by Change Order	$0.00

The undersigned Contractor certifies that to the best of the Contractor's knowledge, information and belief the Work covered by this Application for Payment has been completed in accordance with the Contract Documents, that all amounts have been paid by the Contractor for work for which previous Certificates for Payment were issued and payments received from the Owner, and that current payment shown herein is now due.

By:			Date:
State of:
County of:
Subscribed and sworn to before me this	day of	, 200

Notary Public:
My Commission expires:

~~ARCHITECT'S CERTIFICATE FOR PAYMENT~~
~~In accordance with the Contract Documents, based on on-site observations and the data comprising this application, the Architect certifies to the Owner that to the best of the Architect's knowledge, information and belief the Work has progressed as indicated, the quality of the Work is in accordance with the Contract Documents, and the Contractor is entitled to payment of the AMOUNT CERTIFIED.~~

~~AMOUNT CERTIFIED~~
~~(Attached explanation if amount certified differs from the amount applied for. Initial all figures on this Application and on the Continuation Shoot that are changed to conform to the amount certified.)~~

~~ARCHITECT:~~
By:	Date:

~~This Certificate is not negotiable. The AMOUNT CERTIFIED is payable only to the Contractor named herein. Issuance, payment and acceptance of payment are without prejudice to any rights of the Owner or Contractor under this Contract.~~

/s/ RSR
/s/ EJO

Tollgate Parking Structure Phase II
APPLICATION AND CERTIFICATE FOR PAYMENT (Schedule of Values), containing Contractor's signed Certification, is attached.	APPLICATION NO.:	0
In tabulations below, amounts are stated to the nearest dollar.		January 0,1900
Use Column I on Contracts where variable retainage for line items may apply.		January 0,1900

A	B	C	D	E	F	G		H	I
Item No.	DESCRIPTION OF WORK	SCHEDULED VALUE	WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN D OR E)	TOTAL COMPLETED AND STORED TO DATE (D+E+F)	% (G/C)	BALANCE TO FINISH (C-G)	RETAINAGE 0.0%
			FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD

1	General Conditions	$ 380,907				0.00	0%	$ 380,907	$0
3	Contractors Contingency	200,000				0.00	0%	200,000	$0
4	Liability Insurance	96,047				0.00	0%	96,047	$0
5	Builder's Risk Insurance	0				0.00	0%	-	$0
6	subcontrct bonds	39,791				0.00	0%	39,791	$0
7	use tax	152,000				0.00	0%	152,000	$0
8	Fee	352,749				0.00	0%	352,749	$0
9	Final Clean	28,551				0.00	0%	28,551	$0
10	Weather Conditions	80,000				0.00	0%	80,000	$0
11	Surveying	20,000				0.00	0%	20,000	$0
12	Shoring	445,375				0.00	0%	445,375	$0
13	Caisons	400,020				0.00	0%	400,020	$0
14	Site Concrete	76,553				0.00	0%	76,553	$0
15	Excavation	362,307				0.00	0%	362,307	$0
16	Site utilities	58,760				0.00	0%	58,760	$0
17	Asphalt Paving & Striping	94,624				0.00	0%	94,624	$0
18	Landscaping	0				0.00	0%	-	$0
19	Precast concrete	2,487,500				0.00	0%	2,487,500	$0
20	Concrete Foundation	665,000				0.00	0%	665,000	$0
21	Concrete flatwork	542,541				0.00	0%	542,541	$0
22	Masonry	531,191				0.00	0%	531,191	$0
23	Structural steel & siding	409,192				0.00	0%	409,192	$0
24	Rough & Finish Carpentry	114,029				0.00	0%	114,029	$0
25	Waterproofing	134,651				0.00	0%	134,651	$0
26	Insulation	1,890				0.00	0%	1,890	$0
27	Caulking	14,240				0.00	0%	14,240	$0
28	Roofing	216,680				0.00	0%	216,680	$0
29	Storefront glazing	84,600				0.00	0%	84,600	$0
30	Doors & trim	58,184				0.00	0%	58,184	$0
31	Drywall	58,980				0.00	0%	58,980	$0
32	Ceiling	7,160				0.00	0%	7,160	$0
33	Flooring & Tile	14,570				0.00	0%	14,570	$0
34	Painting	42,730				0.00	0%	42,730	$0
35	Awnings	14,318				0.00	0%	14,318	$0
36	Signage Allowance	3,900				0.00	0%	3,900	$0
37	Elevators	210,000				0.00	0%	210,000	$0
38	Fire Protection	128,319				0.00	0%	128,319	$0
39	Plumbing	90,200				0.00	0%	90,200	$0
40	HVAC	76,700				0.00	0%	76,700	$0
41	Electrical	285,361				0.00	0%	285,361	$0
42	MSE Wall @ Switchgear Pad(Allowance)	50,000				0.00	0%	$50,000
43	Relocate Water Service-NE Adjacent Property (Allowance)	10,000				0.00	0%	$10,000
44	Lease Adjacent Property (Allowance)	20,000				0.00	0%	$20,000
45	Additional GCs For Project Delay (Allowance)	42.000				0.00	0%	$42,000
/s/ RSR
/s/ EJO

Tollgate Parking Structure Phase II
APPLICATION AND CERTIFICATE FOR PAYMENT (Schedule of Values), containing Contractor's signed Certification, is attached.	APPLICATION NO.:	0
In tabulations below, amounts are stated to the nearest dollar.		January 0,1900
Use Column I on Contracts where variable retainage for line items may apply.		January 0,1900

A	B	C	D	E	F	G		H	I
Item No.	DESCRIPTION OF WORK	SCHEDULED VALUE	WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN D OR E)	TOTAL COMPLETED AND STORED TO DATE (D+E+F)	% (G/C)	BALANCE TO FINISH (C-G)	RETAINAGE 0.0%
			FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD
	TOTAL	$ 9,101,620	0.00	0.00	0.00	0.00	0%	$ 9,101,620	$0

Exhibit "C"
Soft Cost Checklist

OWNER / CONTRACTOR / ARCHITECT
SOFT COST RESPONSIBILITY CHECKLIST

DATE: June 6, 2005	PROJECT: Tollgate Casino Parking Structure Phase II
LOCATION: Central City, Colorado
OWNER: Century Casinos

Architect: Ivins Design Group

#	OWNER	CFC	ARCHITECT	DESCRIPTION

DEVELOPMENT & FINANCE

1	X			DEVELOPMENT CONSULTANT FEES
2	X			SURVEYING FOR PROJECT DESIGN
3	X			TOPOGRAPHICAL MAPPING
4	X			SURVEYING FOR PROJECT PLAT
5	X			ENVIRONMENTAL PHASE I REPORT FEES
6	X			ENVIRONMENTAL PHASE II REPORT FEES
7	X			RECORDING FEES
8	X			CONDOMINIUM MAP
9	X			SOILS INVESTIGATION
10	X			ELECTRICAL UTILITIES - PRIMARY
11	X			ELECTRICAL METERS - By Utility Company
12	X			NATURAL GAS MAIN TO METERS
13	X			NATURAL GAS METERS - By Utility Company
14	X			TELEPHONE UTILITIES - PRIMARY BACKBONE
15	X			CABLE TV - PRIMARY BACKBONE
16	X			WATER TAP FEES
17	X			WATER TAP INSPECTION FEES
18	X			SEWER TAP FEES
19	X			SEWER TAP INSPECTION FEES
20	X			SEWER STANDBY FEES
21	X			OPEN SPACE FEES
22	X			LAND DEDICATION FEE
23	X			SUBDIVISION APPROVAL FEE
24	X			PUD APPROVAL FEE
25	X			SITE PLAN APPROVAL FEE
26	X			PASS THROUGH ACCOUNT
27	X			IMPACT FEES
28	X			LANDSCAPE BOND
29	X			ADVERTISING
30	X			MARKET STUDY
31	X			MARKETING LABOR
32	X			MARKETING BROCHURES
33	X			MARKETING PHOTOGRAPHY
34	X			LEGAL FEES
35	X			CPA FEES
36	X			APPRAISAL FEES
37	X			REAL ESTATE TAXES
38	X			BOND FEES (FINANCING BONDS)
39	X			CONSTRUCTION LOAN COMMITMENT FEE
40	X			CONSTRUCTION LOAN INTEREST
41	X			LETTER OF CREDIT COMMITMENT FEE
42	X			PERMANENT COMMITMENT FEE
43	X			MORTGAGE BROKER FEE
44	X			TITLE INSURANCE/CLOSING COSTS
45	X			MODEL
46	X			HOMEOWNERS ASSOCIATION START UP

/s/ RSR
/s/ EJO

Exhibit "C"
Soft Cost Checklist

OWNER / CONTRACTOR / ARCHITECT
SOFT COST RESPONSIBILITY CHECKLIST

DATE: June 6, 2005	PROJECT: Tollgate Casino Parking Structure Phase II
LOCATION: Central City, Colorado
OWNER: Century Casinos

Architect: Ivins Design Group

#	OWNER	CFG	ARCHITECT	DESCRIPTION
47	X			PRE-SALES / BROKER FEES
48	X			ASBESTOS STUDY
49	X			ASBESTOS REMOVAL

DESIGN

1	X			ARCHITECTURAL DESIGN FEES
2	X			ARCHITECTURAL CONTRACT ADMINISTRATION (C.A.)
3			X	E&O INSURANCE
4	X			CIVIL ENGINEER DESIGN FEES
5	X			CIVIL ENGINEER C.A.
6			X	STRUCTURAL ENGINEER DESIGN FEES
7			X	STRUCTURAL ENGINEER C. A.
8			X	MECHANICAL ENGINEER DESIGN FEES
9			X	MECHANICAL ENGINEER C. A.
10			X	ELECTRICAL ENGINEER DESIGN FEES
11			X	ELECTRICAL ENGINEER C. A.
12			X	TRAFFIC ENGINEERING FEES
13			X	SPECIFICATION WRITER FEES
14			X	LANDSCAPING DESIGN FEES
15	X			CONSTRUCTION DOCUMENTS PLAN AND SPEC PRINTING FEES
16			X	COMPREHENSIVE SIGN PLAN DESIGN
17			X	GREEN DESIGN CONSULTANT FEES

PERMITS

1	X			BUILDING PERMIT - GENERAL CONTRACTOR
2	X			BUILDING DEPT. PLAN CHECK FEES
3	X			GRADING/EXCAV PERMIT
4	X			FOUNDATION PERMIT
5	X			FIRE DEPT. PLAN CHECK FEES
6	X			FIRE DEPARTMENT PERMIT
7	X			MECHANICAL PERMIT
8	X			ELECTRICAL PERMIT
9	X			FIRE SPRINK PERMIT
10	X			WASTEWATER PERMIT
11	X			SEPTIC SYSTEM PERMIT
12	X			STREET / WALK OCCUPANCY PERMIT
13	X			STORMWATER MANAGEMENT PLAN

/s/ RSR
/s/ EJO

Exhibit "C"
Soft Cost Checklist

OWNER / CONTRACTOR / ARCHITECT
SOFT COST RESPONSIBILITY CHECKLIST

DATE: June 6, 2005	PROJECT: Tollgate Casino Parking Structure Phase II
LOCATION: Central City, Colorado
OWNER: Century Casinos

Architect: Ivins Design Group

#	OWNER	CFC	ARCHITECT	DESCRIPTION
14	X			CONSTRUCTION STORMWATER DISCHARGE PERMIT
15	X			CURB CUT / STREET CUT PERMIT
16	X			CDoT PERMITS OR FEES
17	X			ARMY CORP. OF ENGINEERS 404 PERMIT FEES
18	X			404 ENVIRONMENTAL MITIGATION REQUIREMENTS

PRECONSTRUCTION SERVICES

1		X		PRECONSTRUCTION SERVICES
2	X			PLAN PRINTING DURING PRECON
3	X			OPTIONS / UPGRADES PROGRAM
4		X		SPECIAL CONSULTANT SELECTION
5		X		SITE SELECTION RECOMMENDATIONS	NA
6		X		REVIEW DESIGN CONCEPTS
7		X		DEVELOP BID PACKAGES/SUBCONTRACTING STRATEGY
8		X		SITE USE RECOMMENDATIONS	NA
9		X		MATERIAL SELECTION RECOMMENDATIONS
10		X		BUILDINGS SYSTEMS RECOMMENDATONS
11		X		BUILDING EQUIPMENT RECOMMENDATIONS (MOVEABLE)
12		X		BUILDING EQUIPMENT RECOMMENDATIONS (FIXED)
13		X		CONSTRUCTION FEASIBILITY RECOMMENDATIONS
14		X		PROJECT MASTER SCHEDULING
15		X		BID PACKAGE RECOMMENDATIONS
16		X		INFORMAL AND FORMAL VALUE ENGINEERING
17		X		PRELIMINARY TOTAL COST FEASIBILITY REVIEW
18		X		TOTAL PROJECT COST BUDGET
19		X		CONSTRUCTION COST BUDGET
20		X		CONCEPTUAL ESTIMATES
21		X		PRELIMINARY COST MODEL
22		X		SCHEMATIC DESIGN PHASE ESTIMATES
23		X		DESIGN DEVELOPMENT PHASE ESTIMATES
24		X		BID PACKAGE/SUBCONTRACT ESTIMATES
25		X		CASH FLOW PROJECTIONS
26		X		PHASE FUNDING MODELING

CONSTRUCTION CONTRACT

1		X		CONSTRUCTION SURVEYING

/s/ RSR
/s/ EJO

Exhibit "C"
Soft Cost Checklist

OWNER / CONTRACTOR / ARCHITECT
SOFT COST RESPONSIBILITY CHECKLIST

DATE: June 6, 2005	PROJECT: Tollgate Casino Parking Structure Phase II
LOCATION: Central City, Colorado
OWNER: Century Casinos

Architect: Ivins Design Group

#	OWNER	CFC	ARCHITECT	DESCRIPTION
2	X			COMPACTION TESTING
3	X			CONCRETE TESTING AND REINFORCING STEEL INSPECTION
4	X			ASPHALT TESTING
5	X			SPECIAL INSPECTIONS
6		X		WATER & SEWER AS BUILTS
7		X		BUILDING AS BUILTS
8		X		ELECTRICAL UTILITIES - SECONDARY
9		X		TELEPHONE UTILITIES - PEDESTAL TO BUILDINGS
10	N/A			CABLE TV - PEDESTAL TO BUILDINGS
11	N/A			WATER METER(S)
12	X			INDIVIDUAL UNIT GAS, ELECTRIC & WATER METERS
13	X			LANDSCAPE MAINTENANCE AFTER OWNER ACCEPTANCE
14		X		WEATHER CONDITIONS COST
15	X			BUILDERS RISK INSURANCE
16		X		GENERAL LIABILITY INSURANCE
17		EXCL		PERFORMANCE/PAYMENT BOND
18		X		CONSTRUCTION SIGNAGE
19		X		PERMANENT SIGNAGE
20				COST CERTIFICATION-HUD PROJECTS	NA
21				AS-BUILT SURVEY-HUD PROJECTS	NA
22	X			BOUNDARY SURVEY

MISC/ WARRANTY

1		X		1 YEAR WARRANTY PER CONTRACT

/s/ RSR
/s/ EJO

Exhibit "D"
Tollgate Casino, Parking Structure, Phase II

List of Allowance Items

Signage for interior garage signs.	$3,900

Weather protection and temp heat.	$80,000

Cost to run secondary power conduit and communication conduit from casino to garage.	$20,000

Asphalt Demolition and paving on Spring Street.	$47,420

Import and export of soils.	$136,095

MSB Wall @ Switchgear Pad	$50,000

Relocate Water Service-NE Adjacent Property	$10,000

Lease adjacent Property	$20,000

Additional General Conditions for project delay	$42,000

/s/ RSR
/s/ EJO

EXHIBIT "E"
ADDITIONAL PROVISIONS
GENERAL CONTRACT COST PLUS A FEE WITH A GMP, A111 - 2001

1.
Effect of Additional Provisions. These Additional Provisions control over conflicting portions of the attached A111 (the Contract Form), the A201 General Conditions (the General Conditions), and other Contract Documents.

2.	Additional General Conditions. The General Conditions for this project shall be AIA A201,1997, subject to modification as set forth herein.

3.
Architect Role. The Architect shall advise and assist the Owner in accordance with the Agreement between the Owner and Architect. The Architect shall determine or certify any claim between the Owner and Contractor. However, the Architect shall not have authority either conclusively or on an interim basis, to determine or certify any issue between the Owner and Contractor, including, but not limited to: the amount properly due in connection with any progress payment or final payment, proper costs chargeable to the Project; and the proper amount of any change or any adjustment to the Contract Sum or Contract Time. Neither party shall be required to submit any issue other than a claim to the Architect. A decision, recommendation or certificate by the Architect shall not be a condition precedent to or requirement for any claim, right or obligation under the Contract or for any mediation, arbitration or other remedy. Article 3.1.3 of the AIA 201 is deleted

4.
Building Permit. The Owner shall secure and pay for all building permits, land use approvals, approvals from any government agency and other permits and approvals necessary to perform the Work. If the Owner does not secure such permits and approvals within the time periods required in order to perform the work on a timely basis, the Contractor shall be entitled to an appropriate adjustment to the Contract Sum or Contract Time.

5.
Changes. Unless otherwise agreed, additive change orders shall increase the Contract Sum by the cost of the work, including the cost of any associated design work plus a contractor's fee of four percent (4%) (or such other change order fee as may be stated in the Contract documents) and deductive change orders shall reduce the Contract Sum only by the cost of the work associated with the deduction. For deductive changes, the profit, overhead or fee associated with the subject work shall not be utilized in calculating the reduction to the Contract Sum. The Contract Time shall be extended to reflect the impacts of any changes. Change Orders signed by the parties shall not be deemed to address the cumulative impacts on the Contract Sum or Contract Time of numerous change orders, and such cumulative impacts may be the subject of appropriate claim proceedings by Contractor. If, in connection with any change, the parties have not agreed on the amount properly due in connection with the change or the adjustment, if any, to the Contract Time resulting from such change, or otherwise have not finalized a change order, the Contractor may nonetheless submit payment requests for change order work performed and materials delivered as part of the normal payment process, and the Owner shall in good faith pay the undisputed portion of the change order work and materials in accordance with the provisions hereof for progress and final payments. If Owner requests a proposal for a change in the Work and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse Contractor for reasonable costs incurred for estimating services involved in the preparation of proposed revisions to the Contract.

6
Change Directives. The Owner may utilize Construction Change Directives to direct changes in the work without Contractor's written agreement only to the extent that the aggregate costs for all pending Construction Change Directive work does not exceed $5,000. Contractor may refuse to perform any Construction Change Directive where the anticipated costs associated with such Construction Change

Owner /s/ RSR

Contractor /s/ EJO

Directive, together with incurred or projected costs on other Construction Change Directives will exceed-$ 5,000.00. Work initiated by Construction Change Directive but subsequently covered by an executed Change Order shall not be included in such computation, provided that such Change Order is paid on a timely basis. In addition, for work performed under Change Directive, Owner shall pay Contractor's costs of such work plus the applicable fee (less retainage as provided herein) as part of the regular progress payment process pending finalization of a Change Order adjusting the Contract Sum.

7
Miscellaneous Site/Design Issues. With respect to Contractor's review of contract documents, design documents, field conditions and submittals under Article 3 of the General Conditions, Contractor shall perform only such review as is reasonable and customary in the industry. Contractor is entitled to perform the Work in accordance with submittals approved by the Architect. Contractor shall not be obligated to perform any design, architectural or engineering services unless, and only to the extent, such services are specifically required to be performed by Contractor by Contract Documents other than the General Conditions. Any such design, architectural or engineering services required of Contractor shall be performed according to reasonable standards of care applicable to such professional services. Contractor shall not be responsible for the safety or adequacy of means, methods, techniques, sequences and procedures for the work specified in the Contract Documents.

8.
Time of Performance. Contractor will endeavor to substantially complete the work as required, subject to and conditioned on the delivery of the Notice to Proceed, final construction plans and the issuance of all required building permits and approvals as specified. The Contract Time and Contract Sum shall be adjusted to reflect the impacts of design and permit delays, material increases in the general scope of the project, changes, delays attributable to the Owner, Architect, and other factors beyond Contractor's reasonable control. Owner recognizes that the failure to provide final plans and all required building permits within the time set forth above will have a significant impact on project time and costs, in particular because of the potential for procurement delays and winter conditions.

10.
Insurance. To the extent Contractor provides Builder's Risk or other insurance applicable to the Project, the Contractor shall pay the deductible associated with any claim. Contractor's insurance obligations shall be as set forth in the Insurance Requirements Exhibit, rather than those in the General Conditions.

11.          Drawings. Owner shall have the responsibility to procure timely responses from the Architect to Contractor's and Subcontractors' requests for information or clarification regarding the drawings or other aspects of the design or design intent. Owner acknowledges that the failure to provide timely responses to such requests may have a material impact on the progress of the Work. Contractor shall be entitled to an appropriate adjustment in the Contract Sum or Contract Time from any failure to provide such requested information within a time frame consistent with the project schedule.

12.
Schedule of Values. The Contract Sum is effective with respect to the total cost of the work for the entire project A schedule of values itemizing the categories of work constituting the project, if not already established, shall be developed and agreed to by the parties. The schedule of values is informational only as a reference for billing and evaluation. However, actual costs in a category may vary from and exceed the scheduled value for that category, and the scheduled value for a category shall not be construed as a limit to the costs that may be incurred in that category.

13
Contractor's Contingency. The schedule of values and Contract Sum shall include a contractor's contingency which contingency is for the sole use and benefit of the Contractor. Contractor may use the contingency for any purpose relating to the project, including: cost overruns; delays; or; labor disputes; material or equipment price changes; and any other cost incurred by contractor in connection with the project Owner recognizes that the contingency reflects the problems inherent in a project of this scale and that the Contract Sum is based in part on the availability of this contingency. The Contractor's contingency is not available for use by or for the benefit of the Owner or any other party, and shall not be used to cover: changes to the work; design revisions or problems; delays or interference of the Owner Architect or third parties for which

Owner /s/ RSR

Contractor /s/ EJO

Contractor is not responsible; matters related to land use proceedings; unknown conditions; allowance adjustments; unusually severe weather; or similar items for which Contractor is not responsible. The unused contingency will not be part of the shared savings should the final cost be less than the GMP.

14.
Allowances. The Contract Sum may include allowances as identified in the Allowance Exhibit or other Contract Documents. The allowances are inserted to reflect costs in categories that have not been determined at the present time. Actual costs will depend on future decisions and selections, and may vary substantially from the allowance figures. The Allowances should not be viewed as a representation regarding what the costs will actually be. On all allowance items, Contractor shall be entitled to his actual cost, the contract amount currently includes fee on the allowance amounts.. Where actual costs exceed the allowance, the Contract Sum shall be increased by the added cost plus the Contractor's Fee on those added costs; where actual costs are less than the allowance, the Contract Sum shall be reduced by the amount by which the actual costs are less than the allowance plus a reduction in the contractors fee in an amount equal to 4% of of the amount that the actual cost is less than the allowance.

15.
Labor Rates. Rates for project personnel are set forth in the Labor Rate Exhibit L. The time actually spent by such personnel on work or tasks related to the project shall be charged as a cost of the work at the hourly rates specified in Exhibit L. For the referenced personnel, these rates shall be used instead of actual costs and the other provisions of Article 7 of the Contract Form shall not apply. The parties have agreed to use these rates in part because of the difficulty and expense of determining actual labor costs. The labor rates cover all wages, salaries, vacation or sick time, burden and direct or indirect expense associated with such labor. Contractor shall be entitled to revise said rates 12 months after the commencement date, provided that any increase is consistent with (i) standard rates charged by Contractor, and (ii) increases in construction labor rates in the local market generally. Notwithstanding the provisions of Articles 7 and 8 of the Contract Form, costs of personnel at Contractor's principal office or other offices performing tasks specifically related to the project shall be a recoverable project cost at the specified rates.

16.
Equipment Rates. Rates for equipment owned by Contractor (but not subcontractors) are attached hereto on the Equipment Rate Exhibit L. The time actually spent utilizing such equipment on the project shall be charged as a cost of the work at the rates specified in the Equipment Rate Exhibit. These rates shall be used instead of attempting to determine actual costs, and the other provisions of Article 7 of the Contract Form shall not apply. The parties have agreed to use these rates in part because of the difficulty and expense in determining actual costs. The equipment rates cover the acquisition of owned equipment, depreciation, major maintenance etc. but do not include the costs of transportation to and from the site, fuel, minor maintenance or the cost of associated operators. Contractor shall be entitled to revise said rates 12 months after the commencement, provided that any increase is consistent with (i) standard rates charged by Contractor, and (ii) increases in construction equipment rates in the local market generally.

17.	Progress Payments. Progress payments shall be calculated as follows:

A.	Take the value of the completed work through the date of the Application for Payment.

B.
Add the costs of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

C.	Add the Contractor's Fee based on value of the completed work and stored material and equipment, except as provided for in section 22 of this exhibit.

D.	Deduct retainage in the amount of 10% of cost billings related to subcontractors

E.	Deduct the aggregate of previous payment made by the Owner.

Owner /s/ RSR

Contractor /s/ EJO

Owner shall pay the balance so computed to Contractor.

18.
Documentation. The Application for Payment shall include information showing the costs incurred, and a calculation showing the amount due. The Application need not include underlying invoices or other cost documents, provided that Owner shall have access to such documents in accordance with Article 11 of the Contract Form. The costs and expenses associated with inspecting, auditing, copying or otherwise reviewing Contractor's cost data shall be a cost of the work.

19.
Materials Delivered to the Site. 'Completed Work' for purposes of billing shall include materials stored on site for incorporation into the work or stored at an offsite location agreed to by Owner and Contractor.

20.	Warranty.

A.
For a period of one year after substantial completion, Contractor warrants that the Work will be free from defects not inherent in the quality required or permitted and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, normal wear and tear and normal usages.

b.
Where the work is comprised of separate buildings or areas that, upon substantial completion of such building or areas, are separately used or occupied by owner, the one- year warranty period shall run from the date of substantial completion of such building or area.

C.
Owner shall provide Contractor written notice of any warranty claims within the one-year period, and Contractor shall have no responsibility for claims or defects for which such notice is not provided. Upon receipt of proper notice of claim, Contractor shall promptly repair or replace the defective work. Contractor shall, in its reasonable discretion, determine whether to repair or replace and the manner in which the work will be performed. Warranty work shall be performed to reasonable industry standards. Contractor's sole responsibility shall be to repair or replace the defective work, and Contractor shall have no responsibility for consequential or other damages.

D.	This warranty is in lieu of any other warranties or other remedy for defective work, express or implied and shall operate only for the benefit of the Owner and its successors in title.

21.	Default by Owner.

A.
Contractor shall be entitled to suspend further performance and extend the Contract Time in the event Owner is more than ten days late on any progress payment properly due. If the default is not cured within (15) Fifteen days of written notice from Contractor, Contractor may terminate the Contract. Cure shall require default interest at 14% per annum.

B.
In the event of any default by delay, hindrance or other default by the Owner, other than those specifically addressed in Article 14.1 of the General Conditions, Contractor shall provide written notice specifying the default. If the default is not cured within 15 days of the notice, the Contractor may pursue any remedy available at law or in equity, including, if applicable, termination for material default.

Owner /s/ RSR

Contractor /s/ EJO

22.	Retainage.

A	When the work is 50% complete, provided the Work is substantially in compliance with the Contract Documents and schedule, no further retainage shall be held.

B.
At Contractor's request, and provided the work is substantially in compliance with the Contract Documents and schedule, the Owner shall release retainage in an amount equal to subcontractor retainage for any subcontract that has been fully performed and accepted so that final payment can be made on said subcontract.

C.	Upon substantial completion, all retention shall be forthwith paid to Contractor, provided that Owner may withhold 150% of the estimated costs to complete punch list or other remaining work.

23.
Attorneys Fees. In the event of any dispute, the court or arbitrator(s) as the case may be shall have authority, in the sound exercise of discretion, to award costs and attorneys fees to the party whose position is substantially favored.

24.	Suspension for Convenience. Owner may not suspend the Project for convenience pursuant to Article 14.3 of the General Conditions for a period in excess of 60 days in the aggregate.

25.
Claims. Contractor shall provide written notice of any claims, including claims for adjustment to the Contract Sum or Contract Time, change orders, delays, concealed or unknown conditions, or other claim, within a reasonable time after the Contractor recognizes the condition giving rise to the Claim. Owner shall respond to any claim promptly and in good faith, and shall process any applicable change orders with due diligence. In accordance with paragraph 6, claim amounts that are not disputed shall be processed and paid in good faith pending overall resolution of the claim. Any obligation to continue performance shall be subject to Contractor's rights to terminate or suspend performance for Owner default.

26.	Indemnification. Indemnifications rights set forth in the Contract shall not apply to the extent that the indemnified party caused or contributed to the claim, loss, damage, or expense.

27.
Tests and Inspections. Unless otherwise stated in the Contract Documents, costs of tests, inspections and approvals shall be paid for by the Owner, except as specified in Article 12.2.1.1 of the General Conditions.

28.	Interest. Interest on any unpaid amounts due Contractor shall accrue at the rate of 14% compounded annually

29.
Overtime/Acceleration. The Contract Sum shall be adjusted to reflect overtime or other acceleration costs incurred by the Contractor, plus any applicable fee, in connection with any Leave in acceleration of the Project Schedule approved by Owner, Leave in Owners Agent. Nothing herein shall relieve the obligation of the Contractor to utilize such forces and work such hours as are necessary to complete the Contract Work in the Contract Time.

30.
Arbitration. Any claim, controversy or dispute hereunder shall be subject to binding arbitration at the election of the Contractor or Owner. Such election shall be made by Contractor or Owner at any time prior to litigation or within sixty days of the commencement of litigation by either party or service on the Contractor or Owner, whichever is later. In the event of such election, the arbitration shall be conducted before the American Arbitration Association under the Rules applicable to Construction Claims. The arbitration may be consolidated with other parties, claims or proceedings related to the project. If the Contractor or Owner does not elect arbitration, the claim, controversy or dispute shall be decided in a Court of competent jurisdiction. There shall be no contractual conditions precedent (including mediation) or time requirements to initiating arbitration or litigation, as the case may be.

Owner /s/ RSR

Contractor /s/ EJO

Exhibit F
Tollgate Parking Garage Phase II
Inclusions, Exclusions and Clarifications

Division 1

•	Use tax is included in budget
•	Bond is excluded
•	Builders risk is by owner
•	Owner has all permits and plan check fees including state controlled permits

Division 2

•	Overexcavation and recompaction does not encroach into the shear plain of the wall - shoring only to the bottom of the wall.
•	Export of contaminated materials limited to 610 CY of super hot materials and 2435 CY of hot materials.
•	No landscaping or irrigation
•	Traffic control limited to control during work in progress. Off hour traffic control is not included
•	Repair work for the Opera House Flume is not included nor defined in scope

Division 3

•	Concrete Type I-II with fly ash is used in lieu of Type V
•	Caisson placement may utilize tremie water replacement method to displace water.
•	Penetrating sealer per specification. May deduct $40,245 if deleted in its entirety.
May want to place on 6th floor only.
•	Price has excluded the iron-aggregate concrete floor topping spec section 03532
•	Precast is utilizing precast stairs and landing with no topping or added traction control

Division 4

•	Brick masonry has no sealers or graffiti coating.

Division 7

•	Water proofing may use a mixture of materials on the foundation walls.
•	Traffic coating is limited to area immediately above the elevator lobby.
•	Underslab waterproofing is at the top of the 4" gravel and bottom of 5" concrete slab.

Owner /s/ RSR

Contractor /s/ EJO

•	Sheet metal roof is corrugated 16 ga cold rolled sheet metal panels
Division 9

•	Painting includes finishing only of visually exposed finishes, columns at roof, handrails drywall in public areas. No painting of precast, masonry or steel truss system.
•	No carpet or finishes at bridge

Division 10

•	Exterior signage is by the owner. Interior garage parking, directional signage and room signs is included as an allowance of $3,900. Scope needs to be defined
•	Awning is motorized with no wind sensors or automatic controls.

Division 14

•	Elevators have a standard cab finish
•	Elevator phone service by owner

Division 15

•	Fire protection - owner to provide required phone service.

Owner /s/ RSR

Contractor /s/ EJO

All Activities/CFCC Gant	Tollgate Parking Structure	1A of 3A
Exhibit G

Phase	Building	Activity ID	Description	Orig Dur	Early Start	Early Finish
Preconstruction
	PREC	1000	NTP	0	01AUG05
	PREC	1010	Precast Submittals	55	01AUG05	140CT05
	PREC	1020	De Energize Power Lines ( By Owner)	15	01AUG05	19AUG05
	PREC	1040	Relocate Gas Line (By Owner)	15	01AUG05	19AUG05
	PREC	1015	Precast Production	55	17OCT05	30DEC05
Construction
SITE	CONS	1030	Excavation	25	01AUG05	02SEP05
SITE	CONS	1035	Install Shoring	25	01AUG05	02SEP05
SITE	CONS	1045	Install Micro Piles Gregory St.	10	22AUG05	02SEP05
MEP	CONS	1060	Drill and Case elevator shaft	10	05SEP05	16SEP05
SITE	CONS	1070	Drill and Pour Caissons	25	05SEP05	07OCT05
FOND	CONS	1100	Waterproofing	8	05SEP05	14SEP05
FOND	CONS	1075	Footers and Caps	10	03OCT05	14OCT05
MEP	CONS	1091	UG Plumbing	10	10OCT05	21OCT05
MEP	CONS	1520	Switch Gear	10	10OCT05	21OCT05
FOND	CONS	1080	CIP Walls & Beams	25	17OCT05	18NOV05
MEP	CONS	1101	Install Sand / Greese Trap	10	17OCT05	28OCT05
MEP	CONS	1092	UG Electrical	10	24OCT05	04NOV05
MEP	CONS	1098	UG Fire Sprinkler	10	07NOV05	18NOV05
PRCT	CONS	1120	Precast Erection	60	21NOV05	10FEB06
BRID	CONS	2020	Bridge Submittals	20	05DEC05	30DEC05
BRID	CONS	2030	Bridge Steel Production	30	02JAN06	10FEB06
MEP	CONS	1450	Rl Mechanical	50	06FEB06	14APR06
MEP	CONS	1094	Install Drains	10	13FEB06	24FEB06
SITE	CONS	1110	Backfill	5	13FEB06	17FEB06
PRCT	CONS	1125	Final Precast Inspections	1	13FEB06	13FEB06
PRCT	CONS	1140	Grout and Drypack Pockets	6	13FEB06	20FEB06
FIN	CONS	1160	Prep Slab Pour	4	13FEB06	16FEB06

Start date	27JUN05
Finish date	05MAY06
Data date	01AUG05
Run date	21JUL05
Page number	1A
© Primavera Systems, Inc.

CFC Construction
Owner /s/ RSR

Contractor /s/ EJO

All Activities/CFCC Gant	Tollgate Parking Structure	2A of 3A
Exhibit G

Phase	Building	Activity ID	Description	Orig Dur	Early Start	Early Finish
MEP	CONS	1200	Rl Fire Sprinklers	25	13FEB06	17MAR06
MEP	CONS	1210	Install Elevators	40	13FEB06	07APR06
FIN	CONS	1290	Doors and Hardware	10	13FEB06	24FEB06
BRID	CONS	2040	Bridge Erection	10	13FEB06	24FEB06
EXT	CONS	1310	Brick	40	14FEB06	10APR06
EXT	CONS	1320	Stone	40	14FEB06	10APR06
EXT	CONS	1330	Metal Roofing & Siding	20	14FEB06	13MAR06
EXT	CONS	1340	Roofing Structural Steel	20	14FEB06	13MAR06
EXT	CONS	1350	Cornice Detail	15	14FEB06	06MAR06
MEP	CONS	1480	Install Steel Grating	5	14FEB06	20FEB06
MEP	CONS	1540	Electrical Rl	10	14FEB06	27FEB06
MEP	CONS	1590	Fire Alarm	20	14FEB06	13MAR06
FIN	CONS	1165	Slab on Grade	4	17FEB06	22FEB06
SITE	CONS	1114	Curb and Gutter	8	20FEB06	01MAR06
MEP	CONS	1485	Install Garage Exhaust Fans	10	21FEB06	06MAR06
FIN	CONS	1170	Topping Slab	20	27FEB06	24MAR06
BRID	CONS	2050	Bridge Roof	10	27FEB06	10MAR06
EXT	CONS	1300	Install Windows	20	28FEB06	27MAR06
MEP	CONS	1550	Install Light Fixtures	20	28FEB06	27MAR06
BRID	CONS	2060	Bridge Glazing	15	13MAR06	31MAR06
FIN	CONS	1175	Interior Curbs	5	27MAR06	31MAR06
FIN	CONS	1180	Caulk Joints	10	27MAR06	07APR06
EXT	CONS	1195	Roofing over Elevators	6	27MAR06	03APR06
	CONS	2000	Building Complete	0		27MAR06
EXT	CONS	1420	Install Awnings	20	28MAR06	24APR06
FIN	CONS	1190	Parking Striping	3	03APR06	05APR06
SITE	CONS	1360	Exterior Sidewalks	10	03APR06	14APR06
FIN	CONS	1220	Drywall Elev. Lobby	10	04APR06	17APR06
SITE	CONS	1390	Building Signage	5	06APR06	12APR06

Start date	27JUN05
Finish date	05MAY06
Data date	01AUG05
Run date	21JUL05
Page number	2A
© Primavera Systems, Inc.

Owner /s/ RSR

Contractor /s/ EJO

CFC Construction

All Activities/CFCC Gant	Tollgate Parking Structure	2A of 3A
Exhibit G

Phase	Building	Activity ID	Description	Orig Dur	Early Start	Early Finish
SITE	CONS	1370	Install Light Poles	5	14APR06	20APR06
SITE	CONS	1380	Traffic and Street Signs	5	17APR06	21APR06
MEP	CONS	1490	Mechanical Startup	5	17APR06	21APR06
FIN	CONS	1230	Install Storefront Elev. Lobby	5	18APR06	24APR06
SITE	CONS	1400	Install Light Pole Bases	5	21APR06	27APR06
SITE	CONS	1410	Rl Light Poll Electric	5	28APR06	04MAY06
	CONS	2010	Project Complete	1	05MAY06	05MAY06

Start date	27JUN05
Finish date	05MAY06
Data date	01AUG05
Run date	21JUL05
Page number	3A
© Primavera Systems, Inc.

Owner /s/ RSR

Contractor /s/ EJO

CFC Construction

Exhibit "H"
Notice to Proceed

TO:	CFC Construction Inc.

RE:	Tollgate Parking Structure Phase II

EFFECTIVE DATE:

This letter constitutes your Notice to Proceed with the above project, effective as of the date specified above. Any contractual dates or time periods tied to the Notice to Proceed shall be based on the effective date of this Notice to Proceed, subject to modification as set forth in the Contract Documents. In connection with the issuance of this Notice to Proceed, the undersigned Owner warrants and represents that all financing, permits and approvals necessary for or applicable to all aspects of the Work have been obtained, other than those that are the responsibility of the Contractor under the Contract Documents. The Owner further warrants and represents that the Contractor has full and unrestricted access to the job site for purposes of the performance of the work.

Executed this	day of	, 2005

Owner:

BY:
	Authorized Representative	Title

Owner /s/ RSR

Contractor /s/ EJO

Exhibit "I"
Minimum Contractor Insurance Requirements

Project insurance requirements for the above project shall be as set forth below. These requirements are in lieu of, and not in addition to, any insurance requirement stated in other contract documents.

1. Commercial General Liability	$1 Million

2. Commercial Auto Coverage	$1 Million

3. Worker's Compensation	Colorado Statutory

4. Additional Insureds	Project Owner

5. Builder's Risk	By Owner, Coverage to include flood,
surface water and earthquake.

6. Professional Liability	$1 Million

7. Excess Liability Umbrella	$ 4 Million

Certificates of Insurance evidencing compliance with these requirements and those stated in other contract documents shall be provided on request

Owner /s/ RSR

Contractor /s/ EJO

Exhibit "J"
WARRANTY LETTER

The undersigned is the Contractor on the project known as " _____________________", located in, _____________________ pursuant to the Agreement with ("Owner") dated _____________________ 2005.

For a period of one year after substantial completion, Contractor warrants that the Work will be free from defects not inherent in the quality required or permitted and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, normal wear and tear and normal usages.

Where the work is comprised of separate buildings or areas that, upon substantial completion of such building or areas, are separately used or occupied by owner, the one-year warranty period shall run from the date of substantial completion of such building or area.

Owner shall provide Contractor written notice of any warranty claims within the one-year period, and Contractor shall have no responsibility for claims or defects for which such notice is not provided. Upon receipt of proper notice of claim, Contractor shall promptly repair or replace the defective work. Contractor shall, in its reasonable discretion, determine whether to repair or replace and the manner in which the work will be performed. Warranty work shall be performed to reasonable industry standards. Contractor's sole responsibility shall be to repair or replace the defective work, and Contractor shall have no responsibility for consequential or other damages.

This warranty is in lieu of any other warranties or other remedy for defective work, express or implied and shall operate only for the benefit of the Owner and its successors in title.

Date:

Company: CFC Construction Inc.

Signed:

Name:

Title:

Phone No.: 303-277-8600; FAX 303-277-0042

Owner /s/ RSR

Contractor /s/ EJO

EXHIBIT "K"
PARTIAL WAIVER AND RELEASE OF LIEN

TO:	(Owner)

RELEASING PARTY'S NAME:	CFC CONSTRUCTION INC.

PROJECT/PROPERTY:

Legal Description Goes Here , State of Colorado

1. Subject to and conditioned upon payment to it in the amount of $ __________________, the undersigned waives and releases all claims it has or may have in connection with the above project, including mechanics lien or other lien claims against the subject property, through __________________ (the Billing Date), other than retention in the amount of $__________________ (Retention) and Pending Claims as identified below.

2. The undersigned warrants, recites and agrees that, except for the Retention and Pending Claims, the above payment represents full and final payment for any work performed through the Billing Date, including labor, materials or services of any kind or nature whatsoever, and further agrees that it has no claims of any kind or nature whatsoever for additional compensation for work performed prior to the Billing Date. The Pending Claims that are excepted from the scope of this release are as follows:

Pending Change Orders:

Construction Change Directives:

Other Claims:

3. The undersigned recites that, subject to amounts for Retention and Pending Claims, it has paid or, upon receipt of the above payment, will forthwith pay all laborers, employees, subcontractors, suppliers or other persons performing work on or supplying labor, materials or services under its contract with respect to the above project/property for the specified period, and agrees to indemnify the Owner from any cost, demand or liability relating thereto.

Owner /s/ RSR

Contractor /s/ EJO

4. This waiver and release operates for the benefit of the above Owner and any Lender on the Project.

DATED:	,2005		CFC CONSTRUCTION INC.

State of Colorado	)		By:
		ss
County of	)

This instrument was acknowledged before me this ______ day of ____________________, 2005 by:
____________________ as ____________________ of CFC CONSTRUCTION INC.

Notary

My Commission Expires:

Owner /s/ RSR

Contractor /s/ EJO

FINAL WAIVER AND RELEASE OF LIEN

TO:	(Owner)

RELEASING PARTY'S NAME:	CFC CONSTRUCTION INC.

PROJECT/PROPERTY:

Legal Description Goes Here, State of Colorado

1. Subject to and conditioned upon payment to it in the amount of $__________________, the undersigned waives and releases all claims it has or may have in connection with the above project, including mechanics lien or other lien claims against the subject property, other than retention in the amount of $__________0__________ (Retention) and Pending Claims as identified below.

2. The undersigned warrants, recites and agrees that the above payment represents full and final payment for any work performed including labor, materials or services of any kind or nature whatsoever, and further agrees that it has no claims of any kind or nature whatsoever for additional compensation for work performed. The Pending Claims that are excepted from the scope of this release are as follows:

Pending Change Orders:	None

Construction Change Directives:	None

Other Claims:	None

3. The undersigned recites that upon receipt of the above payment, will forthwith pay all laborers, employees, subcontractors, suppliers or other persons performing work on or supplying labor, materials or services under its contract with respect to the above project/property, and agrees to indemnify the Owner from any cost, demand or liability relating thereto.

4. This waiver and release operates for the benefit of the above Owner and any Lender on the Project.

Dated:			CFC CONSTRUCTION INC.

By:

State of Colorado	)
ss
County of	)

This instrument was acknowledged before me this ______ day of ____________________, 2005 by:____________________ as ____________________ of CFC CONSTRUCTION INC.

Owner /s/ RSR

Contractor /s/ EJO

Notary

My Commission Expires:

Owner /s/ RSR

Contractor /s/ EJO

EXHIBIT "L"
STANDARD RATE SCHEDULE

Labor shall be calculated based upon the standard rates set forth below times the actual hours worked and charged to the project. For the referenced personnel, these rates shall be used instead of actual costs and the other provisions of Article 7 of the Contract Form shall not apply. Should there be any classification of labor not included below but subsequently deemed to be necessary, said classification and a rate prevailing in the area shall be added to the list and the Owner will be notified in writing. Should the Owner disagree with the rate or necessity for the additional classification, the Contractor will provide documentation supporting the necessity for the addition and the justification for the rate used. Should the Owner still object, Articles 9 & 10 of the General Condition shall be used to resolve the matter.

The parties have agreed to uses these rates in part because of the difficulty and expense of determining actual labor costs. The labor rates cover all wages, salaries, vacation or sick time, burden and direct or indirect expense associated with such labor, but not including incentive programs which may be an additional cost of the work. In addition to the labor rates, reasonable housing and per diem expenses for out-of-town workers shall be a recoverable cost of the work. None of the rates shown are applicable to the framing labor if CFG elects to frame the project and not subcontract the framing work.

Hourly Rate
Project Superintendent	$ 65.00
Assistant Superintendent	$ 48.80
Foreman	$ 39.00
Punchlist Carpenter (not part of framing cost)	$ 37.10
Laborer (not part of framing cost)	$ 21.90

Included in the Cost of the Work is the cost of certain personnel who may be stationed on site or at Contractor's facilities other than the site itself. Contractor will charge the following personnel to the Cost of the Work based upon timesheets prepared periodically accounting for the actual time worked on the project.

Hourly Rate
Director of Operations	$ 98.65
Sr. Project Manager	$ 70.00
Project Manager	$ 68.70
Assistant Project Manager	$ 44.40
Safety/Quality Director	$ 44.50
Scheduler	$ 65.00
Project Coordinator	$ 34.60
Project Engineer	$ 35.60
Project Accountant	$ 34.60
Sr. Estimator	$ 75.00
Estimator	$ 60.00
Take-off technician	$ 32.60
Purchasing Agent	$ 36.75
Site Administrator	$ 25.45

The rates are subject to a four percent (4%) increase twelve months after the start of construction.

Page 1 of 3	Rev 1/10/04

Owner /s/ RSR

Contractor /s/ EJO

Equipment owned by the Contractor (but not subcontractors) and utilized on the project shall be charged as a cost of the work at the rates specified below. These rates shall be used instead of attempting to determine actual costs and the other provisions of Article 7 of the Contract Form shall not apply. The parties have agreed to use these rates in part because of the difficulty and expense in determining actual costs. The equipment rates cover the acquisition of owned equipment, depreciation, major maintenance etc. but do not include the costs of transportation to and from the site, fuel, minor maintenance or the cost of associated operators. Contractor shall be entitled to revise said rates 12 months after the commencement, provided that any increase is consistent with (i) standard rates charged by Contractor, and (ii) increases in construction equipment rates in the local market generally.

CFC Construction Inc. Owned Equipment
Rates Effective: 03/31/03

Description	Monthly Rate
Pickup	998.00
Hand Held Radios	21.00
Job Office Trailer (Small, Furnished)	265.00
Job Office Trailer (Large, Furnished)	479.00
Job Office Trailer (Extra Large Office, Furnished)	729.00
Semi-Storage Trailer	149.00
Skid Steer	885.00
Generator	314.00
Fuel Tank	37.50
Transit	165.00
Laser Level	221.00
Auto Level	110.00
Dewatering Pumps	419.00
Concrete Blankets (ea)	27.50
Demolition Saw	449.00
Gang Box	25.00
Hammer Drill	465.00
Trash Bin-portable	150.00
Utility Vehicle	744.00
LPG Heater	452.00
Computer System	335.00
Plotter	496.00
Copier	595.00

Page 2 of 3	Rev 1/10/04

Owner /s/ RSR

Contractor /s/ EJO

Equipment charges do not include fuel, general maintenance, pickup or delivery charges. Equipment not on the above list but subsequently required by the project will be charged at rates consistent with third party rental firms in the area.

Contactor Self-Performed Work: Contractor, in its discretion, may elect to perform certain portions of the Work using its own forces and/or supervisory staff. On self-performed work, the General Contractor shall be entitled to a "Self-Performed Work Fee" (which Fee is separate from the General Contractor's Fee, as defined in Art. 5.2 of the A111) which Fee shall be included in the Cost of the Work. The cost of the self performed work to be included in the Cost of the Work shall be a firm quote from the Contractor and shall remain fixed except as adjusted for change orders thereby making the budget risk for the self-performed work the Contactor's. It is currently the intent of the Contractor to self perform the framing work.

Page 3 of 3	Rev 1/10/04

Owner /s/ RSR

Contractor /s/ EJO